EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2010, relating to the statement of financial position of Vera Bradley, Inc., which appears in the Vera Bradley’s, Inc. Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

October 21, 2010